550 Meridian Avenue San Jose, CA 95126 Phone: +1-408-938-5200 Fax: +1-408-790-3800 lonworks@echelon.com www.echelon.com

News Information    For Immediate Release

Press Contact               Investor Relations Contact
Steve Nguyen Echelon Corporation +1-408-938-5272 qnguyen@echelon.com	Abigail Johnson/Paul Michelson Roeder-Johnson Corporation +1-650-802-1850 http://email.roeder-johnson.com	Chris Stanfield Echelon Corporation +1-408-938-5243 cstanfield@echelon.com

Echelon Corporation Reports Fourth Quarter, Full Year Results

SAN JOSE, CA - February 3rd, 2005 - Echelon Corporation (NASDAQ: ELON) today announced financial results for the fourth quarter and year ended December 31, 2004, in line with previously stated guidance.

    “2004 was the beginning of a transition process for Echelon as the Enel project — which has been extraordinarily successful — began to wind down to its conclusion in 2005,” said Ken Oshman Echelon’s chairman and CEO. “This quarter, we once again saw very robust performance in our European LONWORKS® infrastructure business. In North America, our infrastructure results were slightly below our expectation, due primarily, we believe, to our customers carefully managing their year-end inventory levels. Asia, and particularly Japan, did not perform to our expectations, which has been the case throughout the year. While 2004 was a challenge for us in Asia, based on the energy and enthusiasm we saw at the Shanghai LONWORLD® exhibition and conference this past quarter, I feel optimistic about a recovery in the Asian LONWORKS infrastructure business in 2005. The 2004 LONWORLD event was both the first ever held in Asia and, with over 2000 attendees, our biggest LONWORLD event ever. Overall I am pleased with the 2004 performance of our LONWORKS infrastructure business and believe we are on the path to accomplish the goals we have set for continued growth in 2005.”

“Our networked energy services (NES) business did not achieve the volumes that we had originally planned in 2004. Although we did not ship in the volumes we had hoped, our value-added reseller partners and Echelon made great strides in the market, with over a half dozen trials spread across Europe and Asia now in various stages of planning or deployment. While the decision making process of utilities remains one that is very hard to predict and certainly harder still to control, we do believe that the pilot and tender activities that we are engaged in now will begin to bear fruit in 2005.”

Revenues for the quarter ended December 31, 2004 were $31.9 million compared to revenues of $23.5 million for the same period in 2003. Revenues for the quarter ended December 31, 2004 were comprised of $20.3 million related to the Enel project, $11.5 million from the LONWORKS infrastructure business, and $54,000 from products and services sold to our NES customers. Included in the Enel revenue for the quarter ended December 31, 2004 was virtually all of the approximately $4.7 million of revenue associated with data concentrator products shipped to Enel during the third quarter of 2004. As previously announced, Echelon determined that revenue on these units should not be recognized until the rework associated with an Engineering Change Order agreed to between Echelon and Enel was completed and the units were returned to Enel. GAAP net income for the quarter ended December 31, 2004 was $3.0 million, or $0.07 cents per share, based on a weighted average of 41,198,000 fully diluted common shares outstanding, compared to net loss of $520,000, or $.01 cent per share, based on a weighted average of 40,337,000 common shares outstanding for the fourth quarter of 2003.

Revenues for the year ended December 31, 2004 were $109.9 million compared to revenues of $118.2 million for the year ended December 31, 2003. Full year 2004 revenues were comprised of $64.1 million related to the Enel project, $45.7 million from the LONWORKS infrastructure business, and $85,000 from products and services sold to our NES customers. GAAP net income for the year ended December 31, 2004 was $5.3 million, or $0.13 cents per share on a fully diluted basis, based on a weighted average of 41,007,000 common shares outstanding, compared to net income of $1.9 million, or $0.05 cents per share, based on a fully diluted weighted average of 40,792,000 common shares outstanding for the year ended December 31, 2003. Non-GAAP net income for the year was $5.8 million, or $0.14 cents per fully diluted share, compared to non-GAAP net income of $12.7 million or $0.31 cents per fully diluted share for the same period in 2003. All non-GAAP information in this release is reconciled in the “Non-GAAP Consolidated Condensed Statements of Operations” table below.

Gross margin for the quarter ended December 31, 2004 was 56.4% compared to 55.4% for the same period in 2003. Gross margin for the year ended December 31, 2004 was 56.2% compared to 55.9% for the year ended December 31, 2003. Total operating expenses for the quarter ended December 31, 2004 were $15.0 million compared to total operating expenses of $14.7 million for the same period in 2003. Total operating expenses for the year ended December 31, 2004 were $58.1 million, compared to $65.8 million for the year ended December 31, 2003.

Highlights from the fourth quarter may be found at http://www.echelon.com/about/press/. These include:

▪	Innovative and valuable applications of the LONWORKS device networking platform by Helsinki City Transport (train control); the US Army, Navy and Air Force (building automation); and China’s Shanxi provincial government (mine safety);

▪	Announcing market moving products that enhance the entire LONWORKS device networking platform including the new LNS® Turbo Edition network management software; i.LON® 100 e2 Internet Server, and LonScanner’ Protocol Analyzer; and

▪	Establishing the NES smart metering system in the Asia/Pacific region with the announcement that NGC Holdings Ltd. (New Zealand) intends to deploy a pilot project to analyze their new business model by utilizing both the system’s core smart metering functionality as well as its ability to deliver value-added services.

Given that Echelon held an analyst call on January 17th, 2005 in conjunction with a press announcement of the company’s Full Year 2005 Business Outlook and that the company’s guidance is unchanged from that call, Echelon will not be holding an analyst call in conjunction with this release of the company’s Q4 2004 results. Investors wishing to hear more from Echelon executives may attend the audio webcast of Echelon’s presentation at the upcoming 17th Annual Roth Capital Partners Growth Stock Conference. Echelon’s presentation will be webcast at approximately 1:00pm Pacific Time on Tuesday, February 22nd, 2005.

Business Outlook

The following statements are based on the company’s current expectations. These statements are forward-looking, and actual results may differ materially. Please see the Risk Factors of Forward Looking Statements at the end of this release for a description of certain important risk factors that could cause actual results to differ.

On January 17, 2005, Echelon issued a press release providing guidance for full year 2005. Echelon management offers the following supplemental guidance for the quarter ending March 31, 2005 and the full year ending December 31, 2005:

•	For the quarter, revenue is expected to be approximately $21.5 million, plus or minus $1 million, with Enel representing approximately $10.4 million of this amount.

•	For the full year, we continue to expect revenue will be approximately $80 million, plus or minus $4 million, with Enel representing approximately $20.5 million of this amount.

•	For the quarter, gross margin is expected to be between 57.5% and 58.0%.

•	For the quarter, operating expenses are expected to be approximately $15 million, plus or minus $500,000.

•	For the quarter, interest income is expected to be approximately $500,000.

•	For the quarter, we expect our provision for income taxes will be approximately $150,000.

•	For the quarter, GAAP loss per share is expected to be approximately $0.06, plus or minus $0.01, based on a weighted average of common and common equivalent shares outstanding of 41,200,000.

•	For the full year, we continue to expect the GAAP loss per share, excluding the impact of non-cash share-based compensation expenses required under SFAS 123, Share-Based Payment, will be approximately $0.30 per share, plus or minus $0.02, based on a weighted average of common and common equivalent shares outstanding of 41,250,000.

Use of Non-GAAP Financial Information

Echelon provides non-GAAP net income and non-GAAP net income per share data as additional information for its operating results. These measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. Echelon believes that this presentation of non-GAAP net income and non-GAAP net income per share provides useful information relating to its financial condition and results of operations, which provides management and investors with a more complete understanding of Echelon’s past performance and certain additional financial and business trends. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or net income per share prepared in accordance with generally accepted accounting principles.

About Echelon Corporation

Echelon Corporation is the creator of the LONWORKS platform, the world's most widely used standard for connecting everyday devices such as appliances, thermostats, air conditioners, electric meters, and lighting systems to each other and to the Internet. Echelon's hardware and software products enable manufacturers and integrators to create smart devices and systems that lower cost, increase convenience, improve service, and enhance productivity, quality, and safety. Thousands of companies have developed and installed LONWORKS products and over 40 million LONWORKS devices have been installed in homes, buildings, factories, trains, and other systems worldwide.

Further information regarding Echelon can be found at http://www.echelon.com.

###

Echelon, LONWORKS, LONWORLD, i.LON, LNS, and the Echelon logo are trademarks of Echelon Corporation registered in the United States and other countries. LonScanner is a trademark of Echelon Corporation in the United States and other countries. Other marks belong to their respective holders.

This press release may contain statements relating to future plans, events or performance including statements regarding the receipt of Enel revenues; the outlook for our LONWORKS infrastructure business in Europe, Asia and elsewhere; the outlook for our NES business, through tenders, trial installations and otherwise; and Echelon's financial outlook for the quarter ending March 31, 2005 and the year ending December 31, 2005. Such statements may involve risks and uncertainties, including risks relating to the development and growth of markets for Echelon's products and services, particularly the NES system and new infrastructure products and the ability of those products and services to meet customer and consumer expectations, risks associated with uncertainties pertaining to the timing and level of customer orders, demand for products and services, risks that the product deployment activities with Enel do not meet their target dates, or are terminated, risks that our development projects with other parties are not successful, risks that the arbitration with Enel may be decided adversely to Echelon's interests, risks related to changing business conditions which may result in additional operating expenses in 2005 including, but not limited to, impairment of intangible or other long-lived assets, addition of reserves for excess inventory and purchase commitments or other accounting charges, and other risks identified in Echelon's SEC filings. Actual results, events and performance may differ materially. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Echelon undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

The financial statements that follow should be read in conjunction with the notes set forth in Echelon's Form 10-K when filed with the Securities and Exchange Commission.

ECHELON CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 31, 2004	December 31, 2003
ASSETS

Current Assets:
Cash and cash equivalents	$ 47,617	$ 18,667
Short-term investments	112,747	126,256
Accounts receivable, net	17,261	20,110
Inventories	5,584	5,906
Other current assets	2,213	2,519

Total current assets	185,422	173,458

Property and equipment, net	16,983	19,098
Other long-term assets	21,511	21,572

	$ 223,916	$ 214,128
LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable	$ 5,157	$ 6,922
Accrued liabilities	5,452	4,793
Deferred revenues	1,422	998

Total current liabilities	12,031	12,713

Long-term liabilities	823	491

Total stockholders' equity	211,062	200,924

	$ 223,916	$ 214,128

ECHELON CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2004	2003	2004	2003
Revenues:
Product	$ 31,480	$ 23,334	$ 108,947	$ 117,153
Service	376	193	974	1,000

Total revenues	31,856	23,527	109,921	118,153

Cost of revenues:
Cost of product	13,366	9,786	46,110	49,407
Cost of service	525	711	2,003	2,650

Total cost of revenues	13,891	10,497	48,113	52,057

Gross profit	17,965	13,030	61,808	66,096

Operating expenses:
Product development	6,639	7,079	25,262	35,113
Sales and marketing	4,780	4,632	19,440	18,597
General and administrative	3,533	2,954	13,388	12,108

Total operating expenses	14,952	14,665	58,090	65,818

Income (loss) from operations	3,013	(1,635)	3,718	278

Interest and other income, net	385	399	2,140	2,219

Income (loss) before provision for income taxes	3,398	(1,236)	5,858	2,497
Income tax expense (benefit)	389	(716)	586	600

Net income (loss)	$ 3,009	$ (520)	$ 5,272	$ 1,897

Net income (loss) per share:
Basic	$ 0.07	$ (0.01)	$ 0.13	$ 0.05
Diluted	$ 0.07	$ (0.01)	$ 0.13	$ 0.05

Shares used in computing net income (loss) per share:
Basic	41,194	40,337	40,918	40,070
Diluted	41,198	40,337	41,007	40,792

ECHELON CORPORATION
NON-GAAP CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
Excluding adjustments itemized below
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2004	2003	2004	2003

Revenues	$ 31,856	$ 23,527	$ 109,921	$ 118,153
Cost of revenues	13,891	10,497	48,113	52,057

Gross profit	17,965	13,030	61,808	66,096

Operating Expenses:
Product development	6,553	6,735	24,682	24,185
Sales and marketing	4,780	4,632	19,440	18,597
General and administrative	3,533	2,954	13,388	11,778

Total operating expenses	14,866	14,321	57,510	54,560

Non-GAAP income (loss) from operations	3,099	(1,291)	4,298	11,536
Interest and other income, net	385	399	2,140	2,219

Non-GAAP income (loss) before taxes	3,484	(892)	6,438	13,755
Income tax expense (benefit)	407	(72)	644	1,100

Non-GAAP net income (loss)	$ 3,077	$ (820)	$ 5,794	$ 12,655

Non-GAAP net income (loss) per share:
Diluted	$ 0.07	$ (0.02)	$ 0.14	$ 0.31

Shares used in computing net income (loss) per share:
Diluted	41,198	40,337	41,007	40,792

An itemized reconciliation between net earnings on a GAAP basis and non-GAAP basis is as follows:

GAAP net income (loss)	$ 3,009	$ (520)	$ 5,272	$ 1,897

In-process research and development	--	--	--	9,808
Amortization of purchased intangible assets	86	344	580	1,120
Third party acquisition related costs	--	--	--	330

Total non-GAAP adjustments to earnings from operations	86	344	580	11,258

Income tax effect of reconciling items	(18)	(644)	(58)	(500)

Non-GAAP net income (loss)	$ 3,077	$ (820)	$ 5,794	$ 12,655

ECHELON CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Twelve Months Ended December 31,
	2004	2003
Cash flows provided by operating activities:
Net income	$ 5,272	$ 1,897
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,925	5,644
In-process research and development	--	9,808
Provision for doubtful accounts	(75)	10
Loss on disposal of fixed assets	54	8
Change in operating assets and liabilities:
Accounts receivable	2,924	2,810
Inventories	322	2,085
Other current assets	306	698
Accounts payable	(1,765)	929
Accrued liabilities	659	1,020
Deferred revenues	424	(1,543)
Deferred rent	332	324

Net cash provided by operating activities	13,378	23,690

Cash flows provided by (used in) investing activities:
Net change in available-for-sale short-term investments	12,947	(27,105)
Purchase of assets of Metering Technology Corporation	--	(11,000)
Purchase of restricted investments	(239)	(341)
Change in other long-term assets	(310)	576
Capital expenditures	(2,254)	(6,500)

Net cash provided by (used in) investing activities	10,144	(44,370)

Cash flows provided by financing activities:
Proceeds from issuance of common stock.	5,127	3,447
Repurchase of common stock.	(176)	--

Net cash provided by financing activities	4,951	3,447

Effect of exchange rates on cash:	477	959

Net increase (decrease) in cash and cash equivalents	28,950	(16,274)
Cash and cash equivalents:
Beginning of period	18,667	34,941

End of period	$ 47,617	$ 18,667